SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 27, 2014

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On February 27, 2014, Tri-Tech Holding Inc. (the “Registrant”) received a letter (the “Nasdaq Letter”) from the Staff of The Nasdaq Stock Market (“Nasdaq”), notifying the Registrant that Nasdaq has determined to delist the ordinary shares of the Registrant from Nasdaq pursuant to the Staff’s discretionary authority under Listing Rule 5101 and based on the Registrant’s failure to disclose material information as required by Nasdaq Listing Rule 5250(b)(1). Nasdaq Listing Rule 5101 provides, in part, that Nasdaq “has broad discretionary authority over the initial and continued listing of securities in Nasdaq in order to maintain the quality of and public confidence in its market, to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, and to protect investors and the public interest.” Nasdaq Listing Rule 5250(b)(1) requires prompt disclosure to the public of any “material information that would reasonably be expected to affect the value of its securities or influence investors’ decisions.”

The Nasdaq Letter noted that the Registrant may appeal the Staff’s determination to a Hearings Panel (the “Panel”), pursuant to the procedures set forth in the Nasdaq Listing Rules. A hearing request will stay the delisting of the Registrant’s securities, but will not result in resumption of trading, pending the Panel’s determination. Unless the Registrant requests an appeal, the Registrant’s ordinary shares will be delisted from NASDAQ at the opening of business on March 10, 2014 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Registrant’s securities from listing and registration on The Nasdaq Stock Market.

In the Nasdaq Letter, Nasdaq specifically identified the following concerns: (i) the theft by the Registrant’s former Chief Executive Officer (“CEO”), Guang Cheng, of important assets of the Registrant in China; (ii) the Registrant’s ongoing failures to regain control of these assets and prevent Mr. Cheng, notwithstanding his termination as CEO, from exercising authority over a material subsidiary of the Registrant, authority which Mr. Cheng continues to exercise at present; (iii) the Registrant’s inability to disburse funds from that subsidiary’s bank accounts and engage in other corporate actions without the explicit cooperation and assistance of Mr. Cheng; and (iv) the Registrant’s failure to timely disclose the foregoing events to the public.

The Registrant plans to appeal the Staff’s determination to the Panel. There can be no assurance that the Panel will grant the appeal made by the Registrant, or that the Registrant will be able to regain or maintain compliance with the requirements for continued listing under the Nasdaq Listing Rules. There can be no assurance that the Registrant will maintain its Nasdaq listing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release of the Registrant dated March 3, 2014.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

	By:	/s/ Phil Fan
	Name:	Phil Fan
	Its:	Chief Executive Officer
Dated: March 3, 2014